Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NorthStar Realty Finance Corp.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-197435, 333-190532, 333-146679, 333-179646 and 333-186743) and Form S-8 (Nos. 333-182067 and 333-189016) of NorthStar Realty Finance Corp. of our reports dated July 16, 2014, relating to the financial statements of Ranger Predecessor and Eclipse Predecessor which appear in this Current Report on Form 8-K of NorthStar Realty Finance Corp. filed with the SEC on July 22, 2014.

/s/ BDO USA, LLP
Milwaukee, Wisconsin
July 22, 2014